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Exhibit 99.1

Digimarc Announces Effectiveness of Form 10 Registration Statement
and Distribution of Shares from Trust

        BEAVERTON, OR.—October 16, 2008—Digimarc Corporation today announced the distribution of the shares of Digimarc that were previously held in trust. Following the sale of the former Digimarc Corporation ("Old Digimarc") to L-1 Identity Solutions, Inc. ("L-1") and the spin-off of the Digital Watermarking business on August 1, 2008, the shares of Digimarc have been held in a trust for the benefit of Old Digimarc stockholders entitled to the distribution of Digimarc shares, pending effectiveness of Digimarc's registration statement on Form 10 (the "Form 10") filed with the Securities and Exchange Commission ("SEC"). The Form 10 was declared effective today by the SEC.

        The trust will distribute by the close of business today all of the shares of common stock of Digimarc to Old Digimarc stockholders of record at 5:30 pm Eastern time on August 1, 2008. Each stockholder will receive one share of Digimarc for every three and one half shares of Old Digimarc owned by the stockholder at the record date and time. Following the record date and time, the right to the distribution continued to trade with the shares of Old Digimarc common stock until Old Digimarc ceased trading on the Nasdaq Global Market on August 14, 2008. As a result, holders of shares of Old Digimarc as of the record date and time who did not sell the shares in an open market transaction following the record date and time will receive shares of Digimarc common stock in the distribution, and holders of shares of Old Digimarc who sold shares in an open market transaction following the record date and time will not be entitled to shares of Digimarc common stock in the distribution. Stockholders who purchased shares of Old Digimarc common stock in an open market transaction after the record date and time and did not subsequently sell the shares in an open market transaction will be entitled to shares of Digimarc common stock in the distribution. Cash will be paid in lieu of fractional shares.

        Digimarc shares will begin trading on The Nasdaq Global Market under the symbol "DMRC" on October 17, 2008. Old Digimarc merged its remaining secure ID business with a wholly owned subsidiary of L-1 on August 13, 2008.

        Digimarc is mailing an information statement to Old Digimarc stockholders of record. The information statement, which is an exhibit to the Form 10, contains a description of Digimarc, a description of the distribution and certain U.S. federal income tax consequences of the distribution.

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About Digimarc

        Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and technology provider, enabling businesses and governments worldwide to enrich everyday living by giving persistent digital identities to all forms of media and objects. The company's technology enables a wide range of solutions for enhancing traffic safety and national security, deterring fraud, counterfeiting and piracy, and enabling new digital media distribution and monetization models that provide consumers with more choice and access to content when, where and how they want it. Digimarc licenses its intellectual property to business partners across a range of industries, delivers solutions for protecting and managing digital images, and offers professional development services to bring strategic initiatives to market. The company is headquartered in Beaverton, Oregon. Please go to www.digimarc.com for more company information.

Forward-Looking Statements

        With the exception of historical information contained in this release, the matters described in this release contain various "forward-looking statements," including statements about the timing of the distribution of Digimarc shares and commencement of trading of those shares on The Nasdaq Global Market. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of matters affecting The Nasdaq Global Market or changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the Form 10. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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  Exhibit 99.1
Digimarc Announces Effectiveness of Form 10 Registration Statement and Distribution of Shares from Trust